Contact Information:                                          Stacey Yonkus
                                                          Asbury Automotive
                                                               203-356-4424
                                                    investor@asburyauto.com



                        ASBURY AUTOMOTIVE GROUP REPORTS
                         THIRD QUARTER FINANCIAL RESULTS

     -- Reports Net Income from Continuing Operations of $0.53 Per Share --

STAMFORD, Conn. - October 30, 2003 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the third quarter and nine months ended September 30, 2003.

Net income from continuing operations for the third quarter was $17.2 million, or $0.53 per share (basic and diluted), compared with $16.1 million, or $0.47 per share, in the corresponding period a year ago. Net income for the quarter, including a loss from discontinued operations of $922,000, or $0.03 per share, was $16.2 million, or $0.50 per share, compared with $14.6 million, or $0.43 per share, in last year's third quarter.

Other financial highlights for the third quarter of 2003, as compared to the prior year period, were as follows:

o The Company's total revenues were approximately $1.3 billion, up 8.0 percent. On a same-store basis, retail sales (excluding fleet and wholesale business) increased 3.0 percent.
o Total retail gross profit dollars rose 6.8 percent, while same-store retail gross profit was up 2.1 percent.
o New vehicle retail unit sales increased 0.4 percent (down 4.3 percent same-store). Same-store new retail unit sales were flat excluding the Oregon platform, where the Company has undergone recent management changes.
o Reflecting significantly higher average selling prices, new vehicle retail dollar sales rose 9.4 percent (4.1 percent same-store); as expected, however, new vehicle margins remained under pressure, as the related gross profit percentage fell 80 basis points overall and 70 basis points on a same-store basis.
o Used vehicle retail unit sales increased 4.3 percent (flat on a same-store basis). Used vehicle retail dollar sales were up 2.6 percent (down 2.3 percent same-store), while the related gross profit percentage was down 50 basis points overall (down 40 basis points same-store).
o Parts, service and collision repair revenues increased 11.4 percent
  (5.6 percent same-store), with the related gross profits increasing
  13.9 percent (8.3 percent same-store).
o Net finance and insurance (F&I) income was up 12.2 percent from a year ago (8.3 percent same-store), while platform F&I per vehicle retailed
  (PVR) rose 6.4 percent to $846.
o Results for the quarter included certain expenses incurred in conjunction with management changes in Oregon, Texas and at the corporate level, which reduced after-tax income by approximately $1.3 million, or $0.04 per share.
o The Company's expense reduction initiatives reduced ongoing operating expenses at the platform level. Selling, general and administrative
  (SG&A) expenses were 11.7 percent of revenues, the same as in the comparable quarter a year ago. Excluding the management change related expenses mentioned above, SG&A expenses were 11.6 percent of revenues in the third quarter of 2003. As a percentage of gross profit, SG&A expenses were 76.0 percent as reported and 75.0 percent excluding the management change related expenses, compared with 75.4 percent in last year's third quarter.
o For the quarter the Company's effective tax rate was 38 percent, compared to 39.8 percent in the prior year period. The Company anticipates that its effective tax rate will fluctuate between 38 and 39 percent based upon its geographic revenue source for any given period.

President and CEO Kenneth B. Gilman commented, "Asbury's earnings per share from continuing operations rose 13 percent in the third quarter - but almost 21 percent after adjusting for the management change related expenses noted above. These positive results reflect the balance and consistency provided by our business model in terms of its diverse income streams, as well as our successful implementation of a comprehensive expense reduction program earlier this year. Our core businesses turned in results that for the most part were consistent with the trends we saw in the second quarter, where the strength of our service businesses more than offset a continued challenging environment for retail vehicle sales. Gross profits from parts, service and collision repair and from F&I were both up at double-digit rates for the quarter, and again accounted for well over half of Asbury's overall gross profit."

Mr. Gilman continued, "We are also pleased with the results to date from our expense reduction initiatives launched at the end of last year. Adjusting for the management change related expenses outlined above, SG&A as a percentage of gross profit in the third quarter was below the year-ago level for the first time this year. Moreover, this improvement was achieved despite sharply higher insurance premiums, which added more than a full percentage point to our SG&A rate. While the initial results of our program have been excellent, we are sharpening our focus on variable costs as we head into the industry's seasonally slower months, and are working to generate further improvements."

For the first nine months of 2003, net income from continuing operations was $39.5 million, or $1.21 per share; for the corresponding period last year, the Company's pro forma net income from continuing operations was $42.8 million, or $1.26 per share. Net income for the nine months, including discontinued operations, was $35.6 million, or $1.09 per share, compared to $32.6 million, or $0.99 per share, a year ago. (A reconciliation of pro forma income from continuing operations to GAAP income from continuing operations of $36.9 million, or $1.12 per share, is provided on the Consolidated Statement of Income accompanying this release.) The pro forma results for the prior-year period exclude a non-recurring deferred income tax provision required by SFAS 109 related to Asbury's change in tax status from a limited liability company to a "C" corporation in conjunction with its March 2002 initial public offering, and assume that the Company was a publicly traded "C" corporation for the entire period.

Mr. Gilman concluded, "Asbury's improving performance over the past few quarters is a reflection of our continued focus on getting back to the basics of solid retail execution. We have eliminated non-core businesses, made a number of key management changes, and significantly reduced operating expenses. Looking ahead, we continue to target a long-term earnings growth rate of approximately 15 percent - roughly half from organic growth and half from acquisitions."

The Company went on to note that thus far in 2003, it had completed acquisitions that will add about $330 million in annualized revenues, already within its targeted annual acquisition range of $300 million to $500 million. In addition, the Company noted that it had executed contracts to acquire three dealerships with annual revenues of $175 million and signed letters of intent to acquire three dealerships with annual revenues of $250 million. These yet to close transactions are subject in all cases to manufacturer consent and in some cases to the execution of definitive purchase agreements.

Commenting on its earnings guidance for 2003, the Company anticipates that earnings from continuing operations should come in around $1.55 per share. The Company noted that this estimate is based upon the assumption that the environment for selling new and used vehicles, as experienced at the end of the third quarter and into October, will continue to be difficult with the expectation that new and used vehicle same-store retail unit sales will be down in the mid to upper single digit range, respectively. In addition, there is an expectation of continued strength in its fixed operations and F&I businesses, consistent with third quarter results. The Company also noted that managing its variable costs during the industry's traditionally slow months of November through February will be a critically important factor in meeting its earnings expectations. Lastly, this guidance includes acquisitions that have already been completed, but not those that may be completed during the remainder of the year.

Asbury will host a conference call to discuss its 2003 third quarter results this afternoon at 2:00 p.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (877) 234-1973; international callers, please dial (973) 582-2732; no access code is required. A conference call replay will be available one hour following the call for 14 days and can be accessed by calling (877) 519-4471 (domestic), or (973) 341-3080 (international); access code 4236413.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 95 retail auto stores, encompassing 138 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading public U.S. automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts. Additional information is available at the Company's website, www.asburyauto.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                 (Tables Follow)

ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(in thousands except unit data)
(unaudited)



                                                           GAAP Results for the           Same Store Results for
                                                            Three Months Ended            the Three Months Ended
                                                              September 30,                    September 30,
                                                        ---------------------------    ----------------------------
                                                            2003          2002             2003          2002
                                                        -----------    ------------    ------------    ------------
RETAIL UNITS:
   New .............................................        26,867          26,755          25,597          26,755
   Used ............................................        15,774          15,119          15,124          15,119
                                                       -----------    ------------    ------------    ------------
      Total ........................................        42,641          41,874          40,721          41,874
                                                       ===========    ============    ============    ============

REVENUE:
   New retail ......................................   $   778,712     $   712,039     $   741,220     $   712,039
   Used retail .....................................       239,812         233,763         228,338         233,763
   Parts, service and collision repair .............       143,032         128,429         135,671         128,429
   Finance and insurance, net ......................        37,366          33,289          36,049          33,289
   Fleet ...........................................         7,330          10,812           7,133          10,812
   Wholesale .......................................        79,216          72,270          75,372          72,270
                                                       -----------    ------------    ------------    ------------
      Total ........................................   $ 1,285,468     $ 1,190,602     $ 1,223,783     $ 1,190,602
                                                       ===========    ============    ============    ============

GROSS PROFIT:
   New retail ......................................   $    49,753     $    50,263     $    47,347     $    50,263
   Used retail ........................................     28,562          28,916          27,434          28,916
   Parts, service and collision repair .............        76,331          66,992          72,525          66,992
   Finance and insurance, net ......................        37,366          33,289          36,049          33,289
   Fleet ...........................................           299             361             301             361
   Wholesale .......................................          (850)         (1,749)           (857)         (1,749)
   Floor plan interest credit ......................         6,614           6,394           6,433           6,394
                                                       -----------    ------------    ------------    ------------
      Total ........................................   $   198,075     $   184,466     $   189,232     $   184,466
                                                       ===========    ============    ============    ============

GROSS MARGIN %:
   New retail (including floor plan interest credit)          7.2%            8.0%            7.3%            8.0%
   Used retail .....................................         11.9%           12.4%           12.0%           12.4%
   Parts, service and collision repair .............         53.4%           52.2%           53.5%           52.2%
   Finance and insurance, net ......................        100.0%          100.0%          100.0%          100.0%
                                                       -----------    ------------    ------------    ------------
      Total ........................................         15.4%           15.5%           15.5%           15.5%
                                                       ===========    ============    ============    ============

GROSS PROFIT PER UNIT:
   New retail (including floor plan interest credit)   $     2,098     $     2,118     $     2,101     $     2,118
   Used retail .....................................         1,811           1,913           1,814           1,913
                                                       -----------    ------------    ------------    ------------
      Weighted average .............................   $     1,992     $     2,044     $     1,994     $     2,044
                                                       ===========    ============    ============    ============

PLATFORM F&I PVR ...................................   $       846     $       795     $       853     $       795

EBITDA (a) .........................................   $    42,897     $    41,412     $    41,509     $    41,412
EBITDA % ...........................................          3.3%            3.5%            3.4%            3.5%

OPERATING INCOME % .................................          3.3%            3.4%            3.3%            3.4%



                                                           GAAP Results for the          Same Store Results for
                                                             Nine Months Ended           the Nine Months Ended
                                                              September 30,                    September 30,
                                                        ---------------------------    ----------------------------
                                                            2003          2002             2003          2002
                                                        -----------    ------------    ------------    ------------
RETAIL UNITS:
   New .............................................        75,141          73,072          72,638          73,060
   Used ............................................        46,145          44,479          44,616          44,463
                                                       -----------    ------------    ------------    ------------
      Total ........................................       121,286         117,551         117,254         117,523
                                                       ===========    ============    ============    ============

REVENUE:
   New retail ......................................    $2,147,816     $ 1,974,297     $ 2,072,222     $ 1,973,987
   Used retail .....................................       703,559         679,209         678,158         678,941
   Parts, service and collision repair .............       411,858         373,941         395,882         373,854
   Finance and insurance, net ......................       100,497          87,721          97,685          87,701
   Fleet ...........................................        37,017          32,955          36,822          32,955
   Wholesale .......................................       212,286         208,038         204,357         208,036
                                                       -----------    ------------    ------------    ------------
      Total                                            $ 3,613,033     $ 3,356,161     $ 3,485,126     $ 3,355,474
                                                       ===========    ============    ============    ============

GROSS PROFIT:
   New retail ......................................   $   141,334     $   145,704     $   136,447     $   145,684
   Used retail .....................................        83,545          82,803          80,996          82,771
   Parts, service and collision repair .............       217,919         196,945         208,570         196,888
   Finance and insurance, net ......................       100,497          87,721          97,685          87,701
   Fleet ...........................................           875             980             877             980
   Wholesale .......................................          (703)         (1,949)           (632)         (1,950)
   Floor plan interest credit ......................        18,069          17,641          17,674          17,641
                                                       -----------    ------------    ------------    ------------
      Total ........................................   $   561,536     $   529,845     $   541,617     $   529,715
                                                       ===========    ============    ============    ============

GROSS MARGIN %:
   New retail (including floor plan interest credit)          7.4%            8.3%            7.4%            8.3%
   Used retail .....................................         11.9%           12.2%           11.9%           12.2%
   Parts, service and collision repair .............         52.9%           52.7%           52.7%           52.7%
   Finance and insurance, net ......................        100.0%          100.0%          100.0%          100.0%
                                                       -----------    ------------    ------------    ------------
      Total ........................................         15.5%           15.8%           15.5%           15.8%
                                                       ===========    ============    ============    ============

GROSS PROFIT PER UNIT:
   New retail (including floor plan interest credit)   $     2,121           2,235           2,122           2,235
   Used retail .....................................         1,810           1,862           1,815           1,862
                                                       -----------    ------------    ------------    ------------
      Weighted average .............................   $     2,003           2,094           2,005           2,094
                                                       ===========    ============    ============    ============

PLATFORM F&I PVR ...................................   $       818     $       746     $       822     $       746

EBITDA (a) .........................................   $   109,860     $   114,285     $   107,648     $   114,330
EBITDA % ...........................................          3.0%            3.4%            3.1%            3.4%

OPERATING INCOME % .................................          3.0%            3.3%            3.1%            3.3%


                                                     September 30,  December 31,
                                                         2003            2002
                                                     -------------  ------------
CAPITALIZATION:
   Long-term debt (including current portion)           $535,804      $475,152
   Stockholders' equity                                  454,529       426,951
                                                        --------      --------
      Total                                             $990,333      $902,103
                                                        ========      ========

                                                      For the Nine Months Ended
                                                           September 30,
                                                      -------------------------
                                                         2003          2002
                                                      -----------   -----------
FREE CASH FLOW (b):
   Net cash provided by operating activities           $  68,064     $  69,881
   Capital expenditure                                   (33,434)      (38,102)
   Financial capital expenditure                           7,172         5,450
   Sales/leaseback proceeds paid directly
     to the Company's lenders                              5,485         -
                                                       ---------     ---------
      Total                                            $  47,287     $  37,229
                                                       =========     =========


(a) EBITDA is defined as earnings before income taxes, discontinued operations, other interest expense, depreciation and amortization and net losses from unconsolidated affiliates.
(b) Free cash flow is defined as net cash provided by operating activities less capital expenditures plus proceeds from financing activities associated with the related period's capital projects.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)


                                                   For the Three Months Ended
                                                          September 30,
                                                   --------------------------
                                                        2003           2002
                                                   -----------    -----------
REVENUES:
   New vehicle .................................   $   786,042    $   722,851
   Used vehicle ................................       319,028        306,033
   Parts, service and collision repair .........       143,032        128,429
   Finance and insurance, net ..................        37,366         33,289
                                                   -----------    -----------
     Total revenues ............................     1,285,468      1,190,602

COST OF SALES:
   New vehicle .................................       729,376        665,833
   Used vehicle ................................       291,316        278,866
   Parts, service and collision repair .........        66,701         61,437
                                                   -----------    -----------
     Total cost of sales .......................     1,087,393      1,006,136
                                                   -----------    -----------
GROSS PROFIT ...................................       198,075        184,466

OPERATING EXPENSES:
   Selling, general and administrative .........       150,559        139,148
   Depreciation and amortization ...............         5,141          4,549
                                                   -----------    -----------
     Income from operations ....................        42,375         40,769

OTHER INCOME (EXPENSE):
   Floor plan interest expense .................        (4,633)        (4,368)
   Other interest expense ......................       (10,087)       (10,074)
   Interest income .............................           188            283
   Net losses from unconsolidated entities .....          --             --
   Other income (expense) ......................          (174)           179
                                                   -----------    -----------
     Total other expense, net ..................       (14,706)       (13,980)
                                                   -----------    -----------
     Income before income taxes from an L.L.C.
         operations ............................        27,669         26,789

INCOME TAX PROVISION:
   Income tax expense ..........................        10,503         10,695
   Tax adjustment upon conversion from an L.L.C
     to a corporation ..........................          --             --
                                                   -----------    -----------
     Income from continuing operations (b) .....        17,166         16,094

DISCONTINUED OPERATIONS, net of tax ............          (922)        (1,450)
                                                   -----------    -----------
     Net income ................................   $    16,244    $    14,644
                                                   ===========    ===========

EARNINGS PER COMMON SHARE:
   Basic-
     Income from continuing operations .........   $      0.53    $      0.47
                                                   ===========    ===========
     Net income ................................   $      0.50    $      0.43
                                                   ===========    ===========

   Diluted-
     Income from continuing operations .........   $      0.53    $      0.47
                                                   ===========    ===========
     Net income ................................   $      0.50    $      0.43
                                                   ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
   Basic .......................................        32,419         34,000
                                                   ===========    ===========
   Diluted .....................................        32,612         34,001
                                                   ===========    ===========


                                                               For the Nine Months Ended September 30,
                                                              ------------------------------------------
                                                                               2002 Pro
                                                                  2003         Forma (a)     2002 Actual
                                                              ------------   ------------   ------------
REVENUES:
   New vehicle ............................................   $ 2,184,833    $ 2,007,252    $ 2,007,252
   Used vehicle ...........................................       915,845        887,247        887,247
   Parts, service and collision repair ....................       411,858        373,941        373,941
   Finance and insurance, net .............................       100,497         87,721         87,721
                                                              -----------    -----------    -----------
     Total revenues .......................................     3,613,033      3,356,161      3,356,161

COST OF SALES:
   New vehicle ............................................     2,024,555      1,842,927      1,842,927
   Used vehicle ...........................................       833,003        806,393        806,393
   Parts, service and collision repair ....................       193,939        176,996        176,996
                                                              -----------    -----------    -----------
     Total cost of sales ..................................     3,051,497      2,826,316      2,826,316
                                                              -----------    -----------    -----------
GROSS PROFIT ..............................................       561,536        529,845        529,845

OPERATING EXPENSES:
   Selling, general and administrative ....................       437,419        403,284        403,284
   Depreciation and amortization ..........................        15,007         14,280         14,280
                                                              -----------    -----------    -----------
     Income from operations ...............................       109,110        112,281        112,281

OTHER INCOME (EXPENSE);
   Floor plan interest expense ............................       (14,263)       (13,059)       (13,059)
   Other interest expense .................................       (30,038)       (28,748)       (28,748)
   Interest income ........................................           450            945            945
   Net losses from unconsolidated entities ................          --             (100)          (100)
   Other income (expense) .................................          (444)          (162)          (162)
                                                              -----------    -----------    -----------
     Total other expense, net .............................       (44,295)       (41,124)       (41,124)
                                                              -----------    -----------    -----------
     Income before income taxes and discontinued operations        64,815         71,157         71,157

INCOME TAX PROVISION:
   Income tax expense .....................................        25,287         28,320         22,732
   Tax adjustment upon conversion from an L.L.C
     to a corporation .....................................          --             --           11,553
                                                              -----------    -----------    -----------
     Income from continuing operations (b) ................        39,528         42,837         36,872

DISCONTINUED OPERATIONS, net of tax .......................        (3,914)        (4,286)        (4,286)
                                                              -----------    -----------    -----------
     Net income ...........................................   $    35,614    $    38,551    $    32,586
                                                              ===========    ===========    ===========
EARNINGS PER COMMON SHARE:
   Basic-
     Income from continuing operations ....................   $      1.21    $      1.26    $      1.12
                                                              ===========    ===========    ===========
     Net income ...........................................   $      1.09    $      1.13    $      0.99
                                                              ===========    ===========    ===========

   Diluted-
     Income from continuing operations ....................   $      1.21    $      1.26    $      1.12
                                                              ===========    ===========    ===========
     Net income ...........................................   $      1.09    $      1.13    $      0.99
                                                              ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
   Basic ..................................................        32,721         34,000         32,813
                                                              ===========    ===========    ===========
   Diluted ................................................        32,761         34,021         32,834
                                                              ===========    ===========    ===========


(a) Pro forma column includes a tax provision as if the Company were a "C" corporation for the entire period as well as assumes that all shares were outstanding for the full period. This column excludes a one-time charge to establish a net deferred tax liability upon the Company's conversion to a "C" corporation as required by SFAS 109.

(b) Reconciliation of GAAP net income from continuing operations to pro forma net income from continuing operations:
       GAAP net income from continuing operations                   $36,872
       Tax adjustment upon conversion from an L.L.C.
         to a corporation                                            11,553
       Pro forma income tax charge                                   (5,588) (c)
                                                                    --------
       Pro forma net income from continuing operations              $42,837
                                                                    =======

(c) Represents the pro forma tax charge from continuing operations for the time during the period that the company was an L.L.C.

ASBURY AUTOMOTIVE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)



                                                    September 30,   December 31,
              ASSETS                                   2003            2002
              ------                                -------------   ------------
                                                     (unaudited)
CURRENT ASSETS:
    Cash and cash equivalents .....................   $   48,804   $   22,613
    Contracts-in-transit ..........................       86,380       91,190
    Accounts receivable, net ......................      112,050       96,090
    Inventories ...................................      560,268      591,839
    Prepaid and other current assets ..............       47,740       47,857
                                                      ----------   ----------
       Total current assets .......................      855,242      849,589

PROPERTY AND EQUIPMENT, net .......................      282,801      265,642

GOODWILL, net .....................................      464,763      402,133

OTHER ASSETS ......................................       65,594       66,758

ASSETS HELD FOR SALE ..............................        6,437       21,522
                                                      ----------   ----------
       Total assets ...............................   $1,674,837   $1,605,644
                                                      ==========   ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------

CURRENT LIABILITIES:
    Floor plan notes payable ......................   $  488,502   $  528,591
    Current maturities of long-term debt ..........       31,855       36,412
    Accounts payable and accrued liabilities ......      132,298      117,445
                                                      ----------   ----------
       Total current liabilities ..................      652,655      682,448

LONG-TERM DEBT ....................................      503,949      438,740

OTHER LIABILITIES .................................       59,889       45,552

LIABILITIES ASSOCIATED WITH ASSETS HELD FOR SALE ..        3,815       11,953

STOCKHOLDERS' EQUITY ..............................      454,529      426,951
                                                      ----------   ----------
       Total liabilities and stockholders' equity .   $1,674,837   $1,605,644
                                                      ==========   ==========